UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2004 (September 9, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.01 Change in Registrant's Certifying Accountants

The Audit Committee of the Board of Directors of National HealthCare Corporation (the "Company") engaged BDO Seidman, LLP as the independent auditors of the Company to conduct the audit of the Company's financial statements as of and for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: September 10, 2004

Exhibit Index

Number	Exhibit
16	Letter to Securities and Exchange Commission
99	Press release dated September 9, 2004

EXHIBIT 16

September 10, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 10, 2004, of National HealthCare Corporation and have no basis to agree or disagree with the statements of the registrant contained therein. We previously issued letters, dated June 15, 2004 and August 16, 2004, which were included as exhibits to Forms 8-K dated June 15, 2004 and August 16, 2004, respectively, of National HealthCare Corporation.

/s/ Ernst & Young LLP

EXHIBIT 99

For Release September 9, 2004

Contact: Gerald Coggin, VP of Investor Relations

Phone: (615) 890-2020

NHC Board approves BDO Seidman, LLP

MURFREESBORO, Tenn. - National HealthCare Corporation, (AMEX: NHC), a long-term health care company, announced today the appointment of BDO Seidman, LLP as its new independent accountants, effective immediately. The decision was approved by NHC's Board of Directors upon the recommendation of its Audit Committee.

NHC operates for itself and third parties 74 long-term health care centers with 9,208 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 20 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company.

Additional information including NHC's most recent press releases may be obtained on NHC's website at www.nhccare.com. The company trades on the American Stock Exchange with the symbol NHC.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.